EXHIBIT 10.1                                                   Restated 2/28/91
                                                              As Amended 5/1/97

                                ATS MEDICAL, INC.

                     1987 STOCK OPTION AND STOCK AWARD PLAN

                               (1991 RESTATEMENT)

1.       Purpose of Plan

         This Plan shall be known as the "ATS Medical, Inc. 1987 Stock Option and Stock Award Plan" and is hereinafter referred to as the "Plan". The Plan shall provide for the issuance of shares of common stock, par value $.01 (the "Common Stock"), of ATS Medical, Inc. (the "Corporation"). The purpose of the Plan is to aid in maintaining and developing a mutually beneficial relationship with employees and non-employees of the Corporation who perform valuable services for or on behalf of the Corporation, to offer such persons additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Corporation. It is intended that this purpose be effected through the granting of stock options, the awarding of Common Stock subject to restrictions (the "Restricted Shares") and the awarding of stock appreciation rights to such persons as hereinafter provided. Options granted under the Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as Incentive Stock Options.

2.       Stock Subject to Plan

         Subject to the provisions of Section 12 hereof, the stock to be subject to options and which may be awarded as Restricted Shares under the Plan shall be shares of the Corporation's authorized Common Stock. Such shares may be either authorized but unissued shares or issued shares which have been reacquired by the Corporation. Subject to the adjustment as provided in Section 11 hereof, the maximum number of shares on which options may be exercised or which may be awarded as Restricted Shares under this Plan shall be 3,400,000. Any shares subject to an option under the Plan which, for any reason, expires or is terminated unexercised, shall be available for options or awards thereafter granted during the term of the Plan. If any award of Restricted Shares is forfeited in accordance with the terms and conditions of such award, the Restricted Shares so forfeited shall also become available for further grants or awards under the Plan.

3.       Administration of Plan

         (a) The Plan shall be administered by the Board of Directors of the Corporation. The Board of Directors may authorize, at any time, the formation of a

Stock Option Committee (the "Committee"), consisting of two or more members who shall be appointed from time to time by the Board of Directors. The Stock Option Committee will, if formed, have authority to exercise the powers conferred on the Board of Directors under the Plan, other than the power under Section 12 herein to terminate or amend the Plan or to accelerate the exercisability of any option or lift the restrictions on any Restricted Shares granted or awarded under the Plan. The granting of stock options or the award of Restricted Shares to members of the Board of Directors shall be made only by the Committee, all of the members of which shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3(d)(3) under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Code. -

         (b) The Board of Directors shall have plenary authority in its discretion, subject to the express provisions of this Plan, to: (i) determine the purchase price of the Common Stock covered by each option and the terms of exercise of each such option, (ii) determine the persons to whom and the time or times at which options (a person receiving an option is hereinafter referred to as an "Optionee") or awards of Restricted Shares (a person receiving an award of Restricted Shares is hereinafter referred to as a "Grantee") shall be granted or made and the number of shares to be subject to each such option or award (iii) determine the period during which Restricted Shares shall remain subject to restrictions and the nature and type of restrictions that may be imposed on Restricted Shares (iv) interpret the Plan, (v) prescribe, amend and rescind rules and regulations relating to the Plan, (vi) determine the terms and provisions (and amendments thereof) of each option and Restricted Share agreement under this Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, (vii) the form of payment to be made upon the exercise of an SAR (as hereinafter defined) as provided in Section 17, which payment may be either cash, common stock of the Corporation or a combination thereof, and (viii) make all other determinations necessary or advisable for the administration of the Plan.

         (c) The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

         (d) The granting of an option or an award pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Corporation and the Optionee or Grantee to whom such right is granted.

4.       Eligibility and Award Limitations Under the Plan

         (a) Incentive Stock Options (as determined pursuant to Section 15 herein) may be granted only to employees of the Corporation and its future subsidiary corporations, if any. Options which do not qualify as Incentive Stock Options and awards of Restricted Shares may be granted or made to both employees and to individuals or other entities (including but not limited to consultants) who perform services for the Corporation but who are not employed by the Corporation, when granting an option or award to such person would be of benefit to the Corporation. Except as provided in Section 9 herein, options and Restricted Shares may not be granted or awarded to members of the Board of Directors of the Corporation who are neither employed by the Corporation nor a consultant to the Corporation.

         (b) No person may be granted stock options or stock appreciation rights ("Awards"), the value of which Awards are based solely on an increase in the value of the Common Stock after the date of grant of such Award, for more than 300,000 shares of Common Stock, subject to adjustment as provided in the Plan, in the aggregate, during any calendar year. The foregoing limitation specifically includes the grant of any "performance-based" Awards within the meaning of Section 162(m) of the Code.

         (c) Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the Optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code (as hereinafter defined) Common Stock of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its parent or subsidiary corporations, if any, (within the meaning of Section 422(b)(6) of the Code) then any Incentive Stock Option to be granted to such Optionee pursuant to the Plan shall satisfy the requirements of
Section 422A(c)(6) of the Code, and the option price shall not be less than 110% of the fair market value of the Common Stock of the Corporation, determined as described in Section 5, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

5.       Price

         The option price for all Incentive Stock Options granted under the Plan shall be determined by the Board of Directors but shall not be less than 100% of the fair market value of the Common Stock at the date of granting of such option, as determined in good faith by such Board. The option price for options granted under the Plan that do not qualify as Incentive Stock Options shall also be determined by the Board of Directors but shall not be less than 50% of the fair market value of the Common Stock at the date of granting of the option. The option price shall be payable at the time written notice of exercise is given to the Corporation. An

Optionee shall be entitled to pay the exercise price in cash, by tendering to the Corporation shares of Common Stock, previously owned by the Optionee, having a fair market value on the date of exercise equal to the option price, or, with the consent of the Board of Directors, by the issuance of a promissory note to the Corporation. The fair market value of such shares shall be (i) the closing price of the Common Stock as reported for composite transactions if the Common Stock is then traded on a national securities exchange, (ii) the last sales price if the Common Stock is then traded on the NASDAQ National Market System, or (iii) the average of the closing representative bid and asked prices as reported on NASDAQ if the Common Stock is then traded on NASDAQ. If the Common Stock is not so traded, the Board of Directors shall determine in good faith the fair market value.

6.       Term

         Each option and each Restricted Share award and all rights and obligations thereunder shall (subject to the provisions of Section 8) expire on the date determined by the Board of Directors and specified in the option agreement or agreement relating to the award of the Restricted Shares. The Board of- Directors shall be under no duty to provide terms of like duration for options or awards granted under the Plan; provided, however, that the term of any Incentive Stock Option shall not extend more than ten (10) years from the date of granting of the option.

7.       Exercise of Options and Awards

         (a) The Board of Directors shall have full and complete authority (subject to the provisions of Section 8) to determine, at the time of granting or making, whether an option or Restricted Share award will be exercisable in full at any time or from time to time during the term of the option or award, or to provide for the exercise or receipt thereof in such installments and at such times during the term of the option or award as Board may determine. Notwithstanding any provision of the Plan or the terms of any option granted or award of Restricted Shares made under the Plan, no option granted or Restricted Share awarded under the Plan may be exercised until at least six months from the date of grant or award.

         (b) Notwithstanding any provision of the Plan or the terms of any option granted or award of Restricted Shares made under the Plan, the exercise of any option or the transferring of any shares of Common Stock on the books and records of the Corporation pursuant to a Restricted Share award may be made contingent upon receipt from the Optionee or Grantee (or other person rightfully exercising the option or receiving certificates for the shares granted pursuant to a Restricted Share award) of a representation that, at the time of such exercise or receipt, it is their then intention to acquire the shares so received thereunder for investment and not with a view to distribution thereof Certificates for shares issued or transferred pursuant to the exercise of any option or the granting of any Restricted Share award may be restricted as to further transfers upon advice of legal counsel that such restriction is appropriate to comply with applicable securities laws.

         (c) Notwithstanding any provision of the Plan or the terms of any option granted or award of Restricted Shares made under the Plan, the Company shall not be required to issue any shares of Common Stock, deliver any certificates for shares of Common Stock or transfer on its books and records any shares of Common Stock if such issuance, delivery or transfer would, in the judgment of the Board of Directors, constitute a violation of any state or Federal law, or of the rules and regulations of any governmental regulatory body or any securities exchange.

         (d) An Optionee electing to exercise an option shall give written notice to the Corporation of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered, in accordance with the provisions of Section 5, with such notice of exercise. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he shall possess no rights as a stockholder with respect to such shares.

         (e) Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Corporation or any of its subsidiaries or affect, in any way, the right of the Corporation or any of its subsidiaries to terminate his or her employment at any time.

8.       Effect of Termination of Employment or Death

         Unless otherwise stated in the option agreement, the following provisions shall govern the treatment of an option upon termination of employment:

         (a) In the event that the optionee shall cease to be employed by the Corporation or its subsidiaries, if any, for any reason other than such holder's gross and willful misconduct or death or disability, such optionee shall have the right to exercise the option at any time within three months after such termination of employment to the extent of the full number of shares such holder was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

         (b) In the event that an optionee shall cease to be employed by the Corporation or its subsidiaries, if any, by reason of such holder's gross and willful misconduct during the course of employment, including but not limited to wrongful appropriation of funds of the Corporation or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

         (c) If the optionee shall die while in the employ of the Corporation or any subsidiary, if any, or within three (3) months after termination of employment for any reason other than gross and willful misconduct, or become disabled (within the meaning of Section 105(d)(4) of the Code) while in the employ of the Corporation or a subsidiary, if any, and such optionee shall not have fully exercised the option, such option may be exercised at any time within twelve months after such holder's death or such disability by the personal representatives, administrators, or, if applicable, guardian, of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of shares such holder was entitled to purchase under the option on the date of death, disability or termination of employment, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

9.       Automatic Grants to Non-Employee Directors

         Upon such person's initial election to the Corporation's Board of Directors, each director who is not an employee or consultant to the Corporation shall receive a non-Incentive Stock Option to purchase 5,000 shares of Common Stock. Thereafter, upon each re-election to the Board of Directors, such director shall receive a non-Incentive Stock Option to purchase 2,500 shares of Common Stock. The options shall have an exercise price equal to the fair market value of the Common Stock on the day of election. The options shall have a ten year term and shall vest in full six months following the date of grant. Directors who are not employees or consultants to the Corporation shall not be entitled to receive option grants under the Plan other than as specified in this paragraph. This Section 9 may not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder.

10.      Nontransferability of Options

         No option granted under the Plan shall be transferable by an Optionee, otherwise than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code.

11.      Dilution or Other Adjustments

         If the number of outstanding shares of the Common Stock of the Corporation shall, at any time, be increased or decreased as a result of a subdivision or consolidation of shares, stock dividend, stock split, spin-off or other distribution of assets to shareholders, recapitalization, merger, consolidation or other corporate reorganization in which the Corporation is the surviving corporation, the number and kind of shares subject to the Plan and to any option, SAR or Restricted Share award previously granted or made, as well as the option price or amount payable upon the exercise of any previously granted option or SAR, shall be appropriately adjusted in order to prevent the dilution or enlargement of rights of holders of outstanding options, SARs or Restricted Share awards. Any fractional shares resulting from any such adjustment shall be eliminated.

12.      Amendment or Discontinuance of Plan

         The Board of Directors may amend or discontinue the Plan at any time; however, no amendment of the Plan shall, without shareholder approval, amend the Plan in a way which would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or other regulatory requirements. Except as provided in Section 11, the Board of Directors shall not alter or impair any option, SAR or Restricted Share award thereto granted or made under the Plan without the consent of the holder of the option, SAR or award; provided, however, that the Board of Directors may accelerate the exercisability of options (and any related SARs) or lift any restrictions imposed on Restricted Shares at any time during the term of such options or awards without the consent of the holder thereof.

13.      Time of Granting

         Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Corporation, and no action taken by the Board of Directors (other than the execution and delivery of an option or the making of an Award Agreement (as hereinafter defined)), shall constitute the granting of an option or the making of a Restricted Share award hereunder. The granting of an option or the making of a Restricted Share award pursuant to the Plan shall take place only when a written option or Award Agreement shall have been duly executed and delivered by or on behalf of the Corporation to the Optionee or Grantee to whom such option or award is granted or made.

14.      Termination of Plan

         Unless the Plan shall have been discontinued as provided in Section 12 hereof, the Plan shall terminate on December 31, 2000. No option or Restricted Share award may be granted or made after such termination, but termination of the Plan shall not, without the consent of the Optionee or Grantee, alter or impair any rights or obligations under any option, SAR or Restricted Share award theretofore granted or made.

15.      Determination of Incentive Stock Option

         The Board shall determine, upon the granting of each option, whether such option shall be an Incentive Stock Option or an option that does not qualify as an Incentive Stock Option.

16.      Restricted Share Awards

         Each award of Restricted Shares under the Plan shall be evidenced by an instrument (an "Award Agreement"). Each Award Agreement shall be subject to the terms and conditions of the Plan but may contain additional terms and conditions (which terms and conditions may vary from Grantee to Grantee) that are not inconsistent with the Plan as the Board of Directors may deem necessary and desirable. Each Award Agreement shall comply with the following terms and conditions:

         (a) The Board of Directors shall determine the number of Restricted Shares to be awarded to a Grantee.

         (b) At the time of the award of Restricted Shares, a certificate representing the appropriate number of shares of Common Stock awarded to a Grantee shall be registered in the name of such Grantee but shall be held by the Corporation or any custodian appointed by the Corporation for the account of the Grantee subject to the terms and conditions of the Plan. The Grantee shall have all rights of a stockholder as to such shares of Common Stock, including the right to receive dividends and the right to vote such Common Stock, subject to the following restrictions: (i) the Grantee shall not be entitled to delivery of the stock certificate until the expiration of the Restricted Period (as hereinafter defined); (ii) the Restricted Shares may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) all or a specified portion of the Restricted Shares shall be forfeited and all rights of the Grantee to any forfeited Restricted Shares shall terminate without further obligation on the part of the Corporation unless the Grantee remains in the continuous employment of the Corporation for the period in relation to which all or such portion of the Restricted Shares were granted (the "Restricted Period"). No Restricted Shares shall have a Restricted Period of less than six (6) months from the date of award. The Board of Directors shall have the power to determine which portion of an award of Restricted Shares shall be forfeited in the event of a Grantee's failure to remain in the continuous employment of the Corporation during the Restricted Period relating to such award. In addition, the Board of Directors may specify additional restrictions or events which must occur during the Restricted Period or the Restricted Shares, or a portion thereof, shall be forfeited as stated in the award thereof. Any shares of Common Stock received as a result of a stock distribution to holders of Restricted Shares shall be subject to the same restrictions as such Restricted Shares.

         (c) At the end of each applicable Restricted Period or at such earlier time as otherwise provided by the Board of Directors, all restrictions contained in an Award Agreement and in the Plan shall lapse as to such portion of the Restricted Shares granted in relation to such Restricted Period, and a stock certificate for the appropriate number of shares of Common Stock, free of restrictions, shall be delivered to the Grantee or the Grantee's beneficiary or estate, as the case may be.

         (d) There shall be no limitation on the number of shares of Common Stock which a Grantee may be awarded except that no Grantee may be awarded shares of Common Stock in excess of the number of shares remaining available for option grants and awards of Restricted Shares under the Plan.

17.      Alternative Stock Appreciation Rights

         (a) Grant. At the time of grant of an option under the Plan (or at any time thereafter as to options which are not Incentive Stock Options), the Board of Directors, in its discretion, may grant to the holder of such option an alternative Stock Appreciation Right ("SAR") for all or any part of the number of shares covered by the holder's option. Any such SAR may be exercised as an alternative, but not in addition to, an option granted hereunder, and any exercise of an SAR shall reduce an option by the same number of shares as to which the SAR is exercised. An SAR granted to an Optionee shall provide that such SAR, if exercised, must be exercised within the time period specified therein. Such specified time period may be less than (but may not be greater than) the time period during which the corresponding option may be exercised. An SAR may be exercised only when the corresponding option is eligible to be exercised. The failure of the holder of an SAR to exercise such SAR within the time period specified shall not reduce such holder's option rights. If an SAR is granted for a number of shares less than the total number of shares covered by the corresponding option, the Board of Directors may later (as to options which are not Incentive Stock Options) grant to the Optionee an additional SAR covering additional shares; provided, however, that the aggregate amount of all SARs held by any Optionee shall at no time exceed the total number of shares covered by such Optionee's unexercised options.

         (b) Exercise. The holder of any option which by its terms is exercisable who also holds an SAR may, in lieu of exercising their option, elect to exercise their SAR, subject, however, to the limitation on time of exercise hereinafter set forth. Such SAR shall be exercised by the delivery to the Corporation of a written notice which shall state that the Optionee elects to exercise their SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid in cash and what portion, if any, such holder requests be paid in Common Stock of the Corporation. The Board of Directors shall promptly cause to be paid to such holder the SAR exercise amount either in cash, in Common Stock of the Corporation, or any combination of cash and stock as the Board of Directors may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Board of Directors. The SAR exercise amount is the excess of the fair market value of one share of the Corporation's Common Stock on the date of exercise over the per share option price for the option in respect of which the SAR was granted multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Corporation's shares shall be determined as provided in
Section 5 herein. An SAR may be exercised only when the SAR exercise amount is positive.

         (c) Limitation on Date of Exercise. A cash settlement of an SAR by an officer or director of the Corporation may only be accomplished in compliance with Rule 16b-3 (e) of the Securities Exchange Act of 1934 as presently in effect or as subsequently modified by amendment.

         (d) Other Provisions of Plan Applicable. All provisions of this Plan applicable to options granted hereunder shall apply with equal effect to an SAR. No SAR shall be transferable otherwise than by will or the laws of descent and distribution and an SAR may be exercised during the lifetime of the holder thereof, only by such holder.

18.      Tax Indemnification Payments

         The Board shall have the authority, at the time of the grant of an option or the making of a Restricted Share award under the Plan or at any time thereafter, to approve tax indemnification payments to designated Optionees and Grantees to be paid upon their exercise of stock options which do not qualify as incentive stock options or recognition of a taxable gain by reason of their receipt of an award of Restricted Shares, as the case may be. The amount of any such payments shall not exceed the amount of tax generally payable by an Optionee or Grantee by reason of such exercise or recognition, and shall not, in any case, exceed sixty percent of the amount imputed as taxable income to a particular Optionee or Grantee by reason of either of the above-described events. The Board of Directors shall have full authority, in its discretion, to determine the amount of any such payment, the terms and conditions affecting the exercise, vesting and payment of any payment, and whether any payment shall be payable in cash or other property.

19.      Income Tax Withholding

         In order to assist an Optionee or Grantee in paying federal and state income taxes required to be withheld upon the exercise of an option or receipt of a Restricted Share award granted or made hereunder, the Board of Directors, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the

Grantee or Optionee to elect to satisfy such income tax withholding obligation by delivering previously owned shares or by having the Corporation withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with the provisions of
Section 5 hereof, in an amount up to the Optionee's maximum marginal tax rate. Any such election by an officer or director of the Corporation must comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule.